Exhibit 99.2

Acquisition of Tailored Business Systems, Inc.

On February 17, 2004, VillageEDOCS ("VEDO" or the "Company") purchased 100% of the issued and outstanding capital stock of Tailored Business Systems, Inc. ("TBS"), from Stephen A. Garner and James L. Campbell.

The Company purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and 11 million restricted shares of the Company's common stock.   Payment of 4,400,000 (or 40%) of the shares were made at the closing , and payment of 6,600,000 (or 60%) of the shares is contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three-year period.   The Company's common stock was valued at $0.10 per share, the average closing bid price of the Company's common stock for the thirty day period ending February 16, 2004.

The acquisition has been accounted for using the purchase method of accounting. The Company funded the cash portion of the purchase price of TBS from the proceeds of a $1.7 million convertible secured promissory note offering subscribed to by Mr. and Mrs. Williams.

The terms of the purchase were the result of arms-length negotiations.  Neither of the TBS shareholders was previously affiliated with VillageEDOCS.

As of the date of this Amended Current Report on Form 8-K/A, the Company, in connection with the acquisition of TBS, has incurred approximately $60,000 in consulting expenses to an unrelated third party (paid during February 2004 in a combination of cash and 220,000 shares of common stock issued in March 2004), $76,000 in compensation to an employee (paid, pursuant to his employment agreement and incremental to his base salary, during February 2004 in a combination of cash and 132,000 shares of common stock issued in March 2004) and $53,000 in other acquisition-related costs including, but not limited to, expenses incurred for legal, accounting, and travel.

As a result, the total purchase price is as follows:

Cash	$ 1,500,000
Common stock	440,000
Promissory note	600,000
Acquisition costs	189,143
-----------------
$ 2,729,143
==========

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of TBS as of October 31, 2003, the end of TBS's most recent fiscal year, and is for illustrative pro forma purposes only.  Actual fair values will be based on financial information as of the acquisition date (February 17, 2004) which may be different than the historical net book value of the acquired assets and liabilities.  Assuming the transaction occurred on October 31, 2003, the allocation would have been as follows (unaudited):

Cash	$ 134,003
Accounts receivable	314,362
Inventories	18,102
PP&E	279,745
Other assets	93,048
Total liabilities	(858,362)
-----------------
Net assets	(19,102)
-----------------
Goodwill and other intangible assets	2,748,245
-----------------
$ 2,729,143
==========

This allocation is preliminary and may be subject to change upon evaluation of the fair value of TBS's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Company is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2004.

VillageEDOCS and Subsidiary

Pro Forma Combined Balance Sheets

December 31, 2003

(Unaudited)

	VEDO	TBS
	December 31,	October 31,	Pro Forma		Pro Forma
	2003	2003	Adjustments		Combined
	----------------------	---------------------	----------------------		-------------------

ASSETS
Current assets:
Cash	$ 64,702	$ 134,003	$ 1,700,000	(a)	$ 398,705
			(1,500,000)	(b)

Accounts receivable, net	198,448	314,362			512,810
Inventory	-	18,102			18,102
Other receivables	-	56,376			56,376
	-----------------------	-----------------------	-----------------------		----------------------
Total current assets	263,150	522,843	200,000		985,993

Property and equipment, net	147,892	279,745			427,637
Goodwill	-	-	2,748,245	(e)	2,748,245

Web site development costs, net	43,208	-			43,208
Other assets	6,888	36,672			43,560
	-----------------------	-----------------------	-----------------------		----------------------
	$ 461,138	$ 839,260	$ 2,948,245		$ 4,248,643
	===============	===============	===============		===============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$ 150,399	$ 8,984	$ 153,943	(d)	$ 313,326
Deferred revenue	-	181,658			181,658
Accrued expenses	253,380	634,498			887,878
Notes payable - current portion	-	10,139			10,139
Current portion of capital lease obligations	10,666	-			10,666
	-----------------------	-----------------------	-----------------------		----------------------
Total current liabilities	414,445	835,279	153,943		1,403,667

Capital lease obligations, net of current portion	8,352	-			8,352
Deferred income tax	-	16,388			16,388
Notes payable, net of current portion	-	-	600,000	(b)	600,000
Convertible notes and accrued interest
payable to related parties	2,979,481	6,695	1,700,000	(a)	4,686,176

	-----------------------	-----------------------	-----------------------		----------------------
Total liabilities	3,402,278	858,362	2,453,943		6,714,583
	-----------------------	-----------------------	-----------------------		-----------------------

Stockholders' deficit:
Common stock, no par value:	6,972,683	2,000	(2,000)	(c)	6,972,683
Additional paid-in capital	2,056,732	(82,497)	440,000	(b)	2,531,932
			82,497	(c)
			35,200	(d)
Accumulated deficit	(11,970,555)	61,395	(61,395)	(c)	(11,970,555)

	-----------------------	-----------------------	-----------------------		----------------------
Total stockholders' deficit	(2,941,140)	(19,102)	494,302		(2,465,940)
	-----------------------	-----------------------	-----------------------		----------------------
	$ 461,138	$ 839,260	$ 2,948,245		$ 4,248,643
	===============	===============	===============		===============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiary

Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2003

(Unaudited)

	VEDO	TBS
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2003	October 31, 2003	Adjustments		Combined
	-----------------------	----------------------	---------------------		---------------------
Net sales	$ 1,882,027	$ 3,324,059	-		$ 5,206,086
Cost of sales	920,410	1,395,520	-		2,315,930
	-----------------------	----------------------	---------------------		---------------------
Gross profit	961,617	1,928,539	-		2,890,156
	-----------------------	----------------------	---------------------		---------------------
Operating expenses	2,365,560	1,953,470	-		4,319,030
	-----------------------	----------------------	---------------------		---------------------
Income (loss) from operations	(1,403,943)	(24,931)	-		(1,428,874)

Interest expense	(661,659)	-	(264,762)	(a)	(926,421)
Loss on buyout of leased equipment	(39,943)	-	-		(39,943)
	-----------------------	----------------------	---------------------		---------------------
Loss before provision for
income taxes	(2,105,545)	(24,931)	(264,762)		(2,395,238)

Provision for income taxes	800	3,326	-		4,126
	-----------------------	----------------------	---------------------		---------------------
Net loss	$ (2,106,345)	$ (28,257)	$ (264,762)		$ (2,399,364)
	================	===============	==============		==============

Basic and diluted loss available to
common stockholders per common
share	$ (0.07)				$ (0.07)
	================				==============

Weighted average shares outstanding	30,828,738		4,752,000	(b)	35,580,738
	================		=============		=============

See notes to unaudited pro forma combined financial statements.

VillageEDOCS

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheets give effect to the acquisition of Tailored Business Systems, Inc. ("TBS") as if the acquisition had occurred as of December 31, 2003.  The unaudited pro forma combined statements of operations assume the acquisition took place as of January 1, 2003.

TBS has a fiscal year end of October 31.  For purposes of the pro forma, TBS's financial results as of and for the year ended October 31, 2003 are combined with that of the Company as of and for the year ended December 31, 2003.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of VillageEDOCS' (the "Company") results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with VillageEDOCS' historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired. A valuation of the net assets acquired in the acquisition will be conducted by a third-party appraisal firm. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheets:

a)      Record the issuance of convertible promissory notes in consideration for $1,700,000 in cash which was used to purchase the common stock of TBS and pay for           acquisition costs

b)      Record the purchase of TBS stock in exchange for the following:

Cash	$1,500,000
Promissory notes issued by VillageEDOCS	600,000
Common stock issued by VillageEDOCS	440,000
--------------
$2,540,000
========

c)      Eliminate historical equity of TBS

d)      To record legal and professional fees and other expenses incurred related to the acquisition to be settled in cash and 352,000 shares of common stock

e)      To record goodwill.  The pro forma adjustments are based on the Company's management's preliminary estimates of the value of the tangible and intangible assets     acquired.  For purposes of this pro form presentation, management has assumed that all intangible assets will be considered non-amortizable goodwill, rather than     other identifiable intangibles with amortization.  Management will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm.  As     a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Pro Forma Adjustments to Statements of Operations:

a)      Record interest expense for convertible promissory notes of $600,000 and $1,700,000 issued in connection with purchase of TBS plus amortization of debt discount    in connection with the $1,700,000 convertible promissory note.

b)      Record issuance of shares issued in the acquisition of TBS, and to raise cash used for the acquisition of TBS and for settlement of acquisition expenses